EXHIBIT 99.1

The Company uses Adjusted EBITDA, Comparable Operating Performance and Operating Performance to facilitate operating performance comparisons from period to period. Adjusted EBITDA, Comparable Operating Performance and Operating Performance are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities or any other measures of the Company’s cash flow or liquidity. “Adjusted EBITDA” means net income before net income (loss) from discontinued operations; provision (benefit) for income taxes; minority interest and other expense, net; interest expense and interest and net investment income; and depreciation and amortization expense; as well as adding back interest and net investment income and non-cash trade name impairment. “Comparable Operating Performance” is calculated by adding back to Adjusted EBITDA non-cash option and restricted stock expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger(1). “Operating Performance” is calculated by adding back to Comparable Operating Performance restructuring charges, merger related charges and a management fee paid to Clayton, Dubilier & Rice, Inc. (“CD&R”).

The Company believes Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. The Company uses Comparable Operating Performance as a supplemental measure to assess the Company’s performance because it excludes non-cash option and restricted stock expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger. The Company uses Operating Performance as a supplemental measure to assess the Company’s performance because it excludes restructuring charges and a management fee paid to CD&R. The Company presents Comparable Operating Performance and Operating Performance because it believes that they are useful for investors, analysts and other interested parties in their analysis of the Company’s operating results.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

(1) On March 18, 2007, ServiceMaster entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ServiceMaster Global Holdings, Inc. (formerly CDRSVM Topco, Inc.) (“Holdings”) and CDRSVM Acquisition Co., Inc., an indirect wholly owned subsidiary of Holdings (“Acquisition Co.”). The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Co. would merge with and into ServiceMaster, with ServiceMaster as the surviving corporation (the “Merger”).

On July 24, 2007, the Merger was completed, and each issued and outstanding share of ServiceMaster common stock, other than shares held by ServiceMaster or Holdings or their subsidiaries and shares held by stockholders who validly perfected their appraisal rights under Delaware law, was converted into the right to receive $15.625 in cash. Each share of ServiceMaster common stock owned by ServiceMaster, Holdings or Acquisition Co. or any of their respective direct or indirect wholly-owned subsidiaries was cancelled and retired, and no consideration was paid in exchange for it.

Immediately following the completion of the Merger, all of the outstanding capital stock of Holdings, the ultimate parent company of ServiceMaster, was owned by investment funds sponsored by, or affiliated with, CD&R, Citigroup Private Equity L.P., BAS Capital Funding Corporation and J.P. Morgan Ventures Corporation.

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                 Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect any cash requirements for such replacements; and

•                 Other companies in the Company’s industries may calculate Adjusted EBITDA, Comparable Operating Performance and Operating Performance differently, limiting their usefulness as comparative measures.

Operating revenue and Operating Performance by operating segment are as follows:

(In thousands)	Three Months Ended Mar. 31, 2009	Three Months Ended Mar. 31, 2008
Operating Revenue:
TruGreen LawnCare	$134,666	$134,442
TruGreen LandCare	66,885	78,652
Terminix	263,161	261,648
American Home Shield	130,868	105,418
Other Operations and Headquarters	50,347	52,071
Total Operating Revenue	$645,927	$632,231

Operating Performance:
TruGreen LawnCare	$2,197	$(6,456)
TruGreen LandCare	8,396	4,276
Terminix	65,333	55,556
American Home Shield	11,012	5,784
Other Operations and Headquarters	3,857	5,890
Total Operating Performance	$90,795	$65,050

The following tables present reconciliations of operating income (loss), the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

					Other
					Operations
	TruGreen	TruGreen		American	and
(In thousands)	LawnCare	LandCare	Terminix	Home Shield	Headquarters	Total

Three months ended March 31, 2009

Operating (loss) income (1)	$(19,387)	$5,696	$46,491	$5,454	$(9,576)	$28,678
Depreciation and amortization expense	21,613	2,893	15,564	10,403	5,447	55,920
EBITDA before interest and net investment (loss) income	2,226	8,589	62,055	15,857	(4,129)	84,598
Interest and net investment (loss) income(2)	—	—	—	(4,765)	4	(4,761)
Adjusted EBITDA	2,226	8,589	62,055	11,092	(4,125)	79,837
Non-cash option and restricted stock expense	—	—	—	—	1,934	1,934
Non-cash (credits) charges attributable to purchase accounting(3)	(29)	(163)	58	(119)	—	(253)
Comparable Operating Performance	2,197	8,426	62,113	10,973	(2,191)	81,518
Restructuring charges and merger related charges(4)	—	(30)	3,220	39	5,548	8,777
Management fee(5)	—	—	—	—	500	500
Operating Performance	$2,197	8,396	$65,333	$11,012	$3,857	$90,795

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(244)	$(244)
Operating Performance of all other discontinued operations	—	—	—	—	(20)	(20)
Operating Performance of discontinued operations(6)	$—	$—	$—	$—	$(264)	$(264)

Three months ended March 31, 2008

Operating income (loss)(1)	$(34,059)	$2,091	$43,213	$(17,692)	$(3,855)	$(10,302)
Depreciation and amortization expense	27,309	2,769	15,012	12,683	5,459	63,232
EBITDA before interest and net investment loss	(6,750)	4,860	58,225	(5,009)	1,604	52,930
Interest and net investment loss(2)	—	—	—	(4,501)	(1,544)	(6,045)
Adjusted EBITDA	(6,750)	4,860	58,225	(9,510)	60	46,885
Non-cash option and restricted stock expense	—	—	—	—	1,664	1,664
Non-cash charges (credits) attributable to purchase accounting(3)	13	(163)	(2,726)	15,294	208	12,626
Comparable Operating Performance	(6,737)	4,697	55,499	5,784	1,932	61,175
Restructuring charges and merger related charges(4)	281	(421)	57	—	3,458	3,375
Management fee(5)	—	—	—	—	500	500
Operating Performance	$(6,456)	$4,276	$55,556	$5,784	$5,890	$65,050

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(976)	$(976)
Operating Performance of all other discontinued operations	—	—	—	—	(161)	(161)
Operating Performance of discontinued operations(6)	$—	$—	$—	$—	$(1,137)	$(1,137)

(1)                                  Presented below is a reconciliation of total segment operating income to net (loss) income.

(In thousands)	Three Months Ended Mar.31, 2009	Three Months Ended Mar. 31, 2008
Total Segment Operating Income (Loss)	$28,678	$(10,302)
Non-operating expense (income):
Interest expense	76,666	89,586
Interest and net investment loss	4,761	6,045
Gain on extinguishment of debt	(46,106)	—
Other expense	200	132
Loss from Continuing Operations before Income Taxes	$(6,843)	$(106,065)
Benefit for income taxes	(7,555)	(30,971)
Income (loss) from continuing operations	712	(75,094)
Loss from discontinued operations, net of income taxes	(163)	(748)
Net Income (Loss)	$549	$(75,842)

(2)                                  Interest and net investment loss is primarily comprised of investment income and realized gain (loss) on our American Home Shield segment investment portfolio. Cash, short-term and long-term marketable securities associated with regulatory requirements in connection with American Home Shield and for other purposes totaled approximately $255.1 million as of March 31, 2009. American Home Shield interest and net investment loss was $4.8 million and $4.5 million for the first quarter of 2009 and 2008, respectively. The balance of interest and investment loss primarily relates to (i) a portion of the earnings generated by ServiceMaster Acceptance Company Limited Partnership; (ii) investment income (loss) from our employee deferred compensation trust (for which there is a corresponding and offsetting change in compensation expense within operating income (loss)); and (iii) interest income on other cash balances.

(3)                                The Merger was accounted for using purchase accounting. This adjustment represents the aggregate, non-cash adjustments (other than amortization and depreciation) attributable to the application of purchase accounting.

(4)                                Includes (i) charges related to Fast Forward, (ii) charges related to a branch optimization project at Terminix, (iii) charges related to the Company’s decision to consolidate its corporate headquarters into its operations support center in Memphis, Tennessee and close its former headquarters in Downers Grove, Illinois and (iv) Merger related charges.

(5)                                  Represents a management fee payable to CD&R pursuant to a consulting agreement under which CD&R provides the Company with on-going consulting and management advisory services in exchange for an annual management fee of $2 million. This fee is payable quarterly.

(6)                                  The following table presents reconciliations of operating loss of discontinued operations, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

	Three	Three
	Months ended	Months ended
(In thousands)	Dec. 31, 2008	Dec. 31, 2007

Operating Loss	$(264)	$(1,137)
Depreciation and amortization expense	—	—
EBITDA before interest and net investment income	(264)	(1,137)
Interest and net investment income	—	—
Adjusted EBITDA	(264)	(1,137)
Non-cash option and restricted stock expense	—	—
Non-cash charges attributable to purchase accounting	—	—
Comparable Operating Performance	$(264)	$(1,137)
Restructuring charges and merger related charges	—	—
Management fee	—	—
Operating Performance of discontinued operations	$(264)	$(1,137)

Information Regarding Forward-Looking Statements

This report includes forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this report and include, without limitation, statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations; financial condition; liquidity; prospects; growth strategies; the industries in which we operate; capital expenditures; customer retention; employee selection, training and retention; communications improvements; the continuation of tuck-in acquisitions; the impact of fuel swaps; the amounts we will pay in connection with outsourcing of information technology services, restructurings and reorganizations, including Fast Forward, the cost savings from such restructurings and reorganizations and expected charges related to such restructurings and reorganizations; and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including the risks and uncertainties discussed in Item 1A—Risk Factors in Part I in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, could cause actual results and outcomes to differ materially from those in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•                  the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness;

•                  our ability to generate the significant amount of cash needed to fund our operations and service our debt obligations and debt repurchases;

•                  our ability to secure sources of financing or other funding to allow for direct purchases of commercial vehicles;

•                  changes in interest rates;

•                  weather conditions and seasonality factors that affect the demand for our services;

•                  changes in the source and intensity of competition in our markets;

•                  higher commodity prices and lack of availability, including fuel and fertilizers;

•                  increases in operating costs, such as higher insurance premiums, self-insurance costs and health care costs;

•                  employee retention, labor shortages or increases in compensation and benefits costs;

•                  epidemics, pandemics or other public health concerns or crises;

•                  the risk that the benefits from the Merger or Fast Forward may not be fully realized or may take longer to realize than expected;

•                  a continued downturn in general economic, financial and credit conditions in the United States and elsewhere (including further deterioration or disruption in the credit and financial markets), especially as such a downturn may affect home resales, consumer or business liquidity, consumer or commercial confidence or spending levels including as a result of inflation or deflation, unemployment, interest rate fluctuations, mortgage foreclosures, subprime credit dislocations;

•                  a failure of any banking institution with which we deposit our funds or any insurance company that provides insurance to us;

•                  changes in the type or mix of our service offerings or products;

•                  existing and future governmental regulation and the enforcement thereof, including regulation relating to restricting or banning of telemarketing, direct mail or other marketing activities, the Termite Inspection Protection Plan, pesticides and/or fertilizers;

•                  the success of our current restructuring initiatives, including the implementation of centers of excellence;

•                  the number, type, outcomes and costs of legal or administrative proceedings;

•                  possible labor organizing activities at the Company or its franchisees;

•                  risks inherent in acquisitions and dispositions;

•                  the timing and structuring of our business process outsourcing, including the outsourcing of portions of our information technology function, and risks associated with such outsourcing; and

•                  other factors described from time to time in documents that we file with the Securities and Exchange Commission.

You should read this report completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this report are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.